Exhibit 99.1

QPHOTON, INC.

Consolidated Financial Statements

Years ended 2021 and 2020

And Independent Auditors’ Report

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of QPhoton, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of QPhoton, Inc. (the “Company” or “QPhoton”) as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

May 10, 2022

QPHOTON, INC.

Balance Sheets

(Audited)

	December 31,	December 31,
	2021	2020
ASSETS

Current assets
Cash and cash equivalents	$105,204	$-
Accounts Receivable	-	-
Prepaid expenses	3,538	2,500
Fixed assets (net of depreciation)	56,827	-
Other Assets
Security Deposits	2,652	-
Total assets	$168,221	$2,500

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$86,263	$160,041
Accrued expenses	55,288	672,223
Other liabilities
Promissory notes	209,151
Derivative liability	615,193
Accrued interest	21,572
Total liabilities	987,467	832,264

Stockholders’ equity (deficit)
Common stock, $0.0001 par value, 10,000,000 shares authorized; 6,172,842 shares issued and outstanding as of December 31, 2021	618	-
Additional paid-in capital	1,433,806	14,788
Accumulated deficit	(2,253,670)	(844,552)
Total stockholders’ equity (deficit)	(819,246)	(829,764)
Total liabilities and stockholders’ equity (deficit)	$168,221	$2,500

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QPHOTON, INC.

Statement of Operations

(Audited)

	Twelve Months Ended
	December 31,
	2021	2020
Total revenue	$-	$-
Cost of revenue	-
Gross profit
Salaries and Benefits	120,035	-
Research & Development	76,431	832,264
Stock Based Compensation	747,414	-
Selling General & Administrative -Other	119,362	12,288
Operating expenses	1,063,242	844,552

Loss from Operations	(1,063,242)	(844,552)

Other Income and Expense
Interest Income	-	-
Interest Expense – Promissory Notes	21,802	-
Interest Expense - Beneficial conversion feature	208,922	-
Interest Expense – Derivatives mark-to-market	115,152	-
Interest Expense – Financing expenses	-	-
Net Other income (expense)	(345,876)	-

Federal income tax expense	-	-

Net loss	$(1,409,118)	$(844,552)

Weighted average shares - basic and diluted	5,214,964	-
Loss per share – basic and diluted	$(0.27)	-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QPHOTON, INC.

Statement of Stockholders’ Deficit

For the Twelve Months Ended December 31, 2021

(audited)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid in Capital	Deficit	Total
BALANCES, December 31, 2020	-	$-	$14,788	$(844,552)	$(829,764)
Contribution from related party	-	-	-	-	-
Merger consideration	5,000,000	500	-	-	500
Issuance of shares for license agreement	555,556	56	672,166	-	672,222
Issuance of shares for services	617,284	62	746,852	-	746,914
Net loss	-	-	-	(1,409,118)	(1,409,118)
BALANCES, December 31, 2021	6,172,840	$618	$1,433,806	$(2,253,670)	$(819,246)

The accompanying notes are an integral part of these audited financial statements.

QPHOTON, INC.

Statement of Stockholders’ Deficit

For the Twelve Months Ended December 31, 2020

(Audited)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid in Capital	Deficit	Total
BALANCES, December 31, 2019	-	$-	-	$-	$-
Contribution from related party	-	-	14,788	-	14,788
Issuance of shares for services	-	-	-	-	-
Net loss	-	-	-	(844,552)	(844,552)
BALANCES, December 31, 2020	-	$-	$14,788	$(844,552)	$(829,764

The accompanying notes are an integral part of these audited financial statements.

QPHOTON, INC.

Statement of Cash Flows

For the Twelve Months Ended December 31, 2021

(Audited)

	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,409,118)		(844,552)
Adjustments to reconcile net income (loss) to net cash
Accounts Receivable
Prepaid Expenses	(3,538)		-
Depreciation	8,713		-
Accounts Payable	(73,780)		160,041
Accrued Expenses	(595,913)		672,223
Stock-based compensation	1,419,636
Convertible loan derivative – mark to market	115,152
Convertible loan discount	209,151		-
CASH USED IN OPERATING ACTIVITIES	(329,697)		(14,788)

CASH FLOWS FROM INVESTING ACTIVITIES
Fixed Assets – Property and Equipment	(65,540)
Security Deposit	(151)		(2,500)
CASH USED IN INVESTING ACTIVITIES	(65,691)		(2,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution from related party			14,788
Proceeds from loans	500,592		-
CASH PROVIDED BY FINANCING ACTIVITIES	500,592		14,788

Net increase (decrease) in cash	105,204		-

Cash, beginning of period	-		-

Cash, end of period	$105,204		$-

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$-	$
Cash paid for income taxes	$-	$
NON-CASH FINANCING ACTIVITIES
Debt discount on convertible notes	$500,592		$-

The accompanying notes are an integral part of these consolidated financial statements.

QPHOTON, INC.

Notes to Financial Statements

December 31, 2021 and 2020

(Audited)

Note 1. Nature of Operations and Going Concern

QPhoton, Inc., (formerly QPhoton, LLC, hereinafter the “Company”), headquartered in Hoboken, New Jersey, was incorporated in the state of Delaware on February 18, 2021. The Company was originally formed as a Limited Liability Corporation (“LLC”) on January 23, 2020 in the state of New Jersey. On February 23, 2021, Pursuant to the Agreement and Plan of Merger (“the Merger”) with QPhoton, Inc. the Company was converted from a New Jersey LLC into a Delaware corporation. The Company was formed to develop and commercialize a nanophotonic quantum-powered platform that will transform numerous critical areas of industry, including defense, healthcare, finance, network communications, and computer vision.

On March 1, 2021, the Company, entered into an assignment and assumption of the license agreements with the Trustees of Stevens Institute of Technology, (“Stevens”, “the University”) a non-profit university of the State of New Jersey. QPhoton, LLC originally entered their respective license agreements with the University in December of 2020. The members of the QPhoton LLC into and consummated transactions pursuant to a stock purchase agreement (the “Agreement”), whereby the Company agreed to issue to the University 555,556 shares (see Note 8) of the Company’s common stock. Pursuant to the agreement, the Company assumed in full, all rights, privileges and preferences associated with both the licensed technology.

Pursuant to the merger agreement, effective February 18, 2021, the Company’s board of directors (“Board”) authorized 10,000,000 shares of common stock, at a $0.0001 par value per share. The sole member of QPhoton, LLC in exchange for his membership interest, received 5,000,000 shares of common stock as part of the merger. Accordingly, all share and per share data appearing in the financial statements have been adjusted to reflect the merger on a retroactive basis.

Going Concern and Management’s Plan

Since inception, the Company has incurred significant losses from operations and has not generated positive cash flows from operations. In addition, as of December 31, 2021, the Company does not have any revenue stream to support its cost structure. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern. The Company has an accumulated deficit of approximately $2,254,000 and $845,000 as of December 31, 2021 and 2020, respectively. As of December 31, 2021, the Company had a working capital deficiency of a $32,809, and as of December 31, 2020, the Company had a working capital deficiency of $832,264.

The Company’s loss from operations has been funded with the proceeds of equity financings and notes payables from related parties. We expect to operate at a loss for the foreseeable future while we execute our business plan to obtain regulatory approval and commercially launch the product in the United States and foreign jurisdictions. We have limited capital resources and operations have been funded by the proceeds of equity offerings and related party debt. We will require additional financing to implement our business plan. We believe that we have access to capital resources through the sale of equity securities; however, we have not secured any commitments for new financing at this time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern over the next 12 months from the issuance date of these financial statements. The financial statements do not include any adjustments that might result from this uncertainty. Subsequent to year end, the Company received $2.500,000 as part of bridge financing with Quantum Computing, Inc. (“Quantum”), a registered public company with the Securities and Exchange Committee (“SEC”), see note 10, subsequent events for more information.

COVID-19

COVID-19, which was declared a global health pandemic by the World Health Organization in March 2020, has driven the implementation and continuation of significant government-imposed measures to prevent or reduce its spread, including travel restrictions, “shelter in place” orders, and business closures. Although to date, the Company has not been adversely affected by COVID-19, the measures taken by the governments of countries affected could adversely affect the Company’s business, financial condition, and results of operations.

The U.S. has recently seen decreases in total new COVID-19 infections; however, it is unknown whether such decreases will continue, new strains of the virus will cause numbers to increase, currently projected vaccine efficacy numbers will hold, or new strains of the virus will become dominate in the future, and/or whether jurisdictions in which we operate, will issue new or expanded stay-at-home orders, or how those orders, or others, may affect our operations.

Note 2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the SEC, involves the use of estimates and assumptions that affect the recorded amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the accounts payable and accrued expenses, equity related transactions and deferred taxes. Actual results may differ substantially from these estimates.

Property and Equipment

Property and Equipment are stated at cost, less accumulated depreciation. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which for all property is five years. Maintenance and repairs are charged against expense as incurred.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage (“FDIC”) of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value Measurements

The carrying amount of the Company’s financial instruments classified as current assets and current liabilities approximate fair values based on the short-term nature of the accounts.

Stock Based Compensation

The Company has adopted Accounting Standards Update (“ASU”) No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. ASU 2018-07 specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards, and that Topic 718 does not apply to share based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers

Stock-based compensation expense is recorded for all option grants and awards of non-vested stock and recognized in the financial statements based on the grant date fair value of the awards granted. Stock-based compensation is recognized as expense over the requisite service period, which generally represents the vesting period. The Company calculates the fair value of stock options using the Black-Scholes option-pricing model at grant date. There were no options or warrants granted during the years ended December 31, 2021 and 2020 and no options outstanding at December 31, 2021 and 2020.

Research and Development Costs

Research and development costs include costs directly attributable to the conduct of research and development programs, including the cost of services provided by outside contractors, acquiring work-in-progress intellectual property, development, and mandatory compliance fees and contractual obligations. All costs associated with research and development are expensed as incurred.

Income Taxes

Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in the valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties, which allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. The Company has not incurred any interest and penalties, however when incurred in potential future period, the Company will include in income tax expense in the accompanying statements of operations in the period they become determinable.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on its financial position or results of operations upon adoption.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB Topic 840, Leases and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The Company adopted this standard on January 1, 2019. There was no impact from adoption as the Company has no long-term leases.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2019. The Company adopted ASU 2017-11 on its financial statements as of January 1, 2020. There was no material impact to the financial statements as a result of the adoption.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company is currently evaluating the impact the adoption of ASU 2020-06 will have on its financial position, results of operations and disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is evaluating the impact of this standard on its financial statements and related disclosures.

Note 3. Property and Equipment

Property and equipment consisted of the following:

	As of December 31,
	2021	2020
Property and equipment	$65,540	$-
Less accumulated depreciation	8,713	-
Property and equipment, net	$56,827	$-

Depreciation expense was $8,713 and $0 for the fiscal years ended December 31, 2021 and 2020, respectively, and is classified in general and administrative expenses in the Statements of Operations.

Note 4. License Agreement – Stevens Institute of Technology

Effective December 17th, 2020, the Company signed a License Agreement with the University. The agreement enables the Company to commercially use technology such as licensed patents, licensed patent applications and licensed “Know-How”. The Company is also able to issue sublicenses for the technology under the agreement. The agreement is effective until the later of: (i) the 30-year anniversary of the effective date, or (ii) the expiration of the licensed patent or licensed patent application that is last to expire.

During the term of the agreement and prior to any commercialization or sublicensing of the technology by the Company, the Company shall be required to submit annual reports to the University reporting on all research, development, and efforts toward commercialization and/or sublicensing made during the year. Once any commercialization and/or sublicensing has been initiated, the Company shall deliver quarterly reports to the University reporting on the revenue received by the Company, all sublicenses derived from the sale of licensed products, and the net sales price associated with each transaction.

Upon execution of the agreement the Company paid Stevens $125,041 as reimbursement for patent prosecution expenses incurred by Stevens in prior periods. For the year ending December 31, 2021, the Company accrued an additional $48,431 in reimbursable expenses for patent costs incurred by Stevens between February 2021 and October 2021. The Company is also responsible for reimbursing Stevens for any costs associated with the prosecution and maintenance of the licensed patents and licensed patent applications.

Consideration for the agreement

As consideration for the license and other rights granted under the agreement, the company agreed to pay the following: (i) $35,000 within 30 days of execution of the agreement, (ii) $28,000 within 30 days of each annual anniversary of the effective date, (iii) equity in the Company equivalent to nine percent of the membership units of the Company within 30 days of the execution of the agreement, and (iv) royalties of 3.5% of the Net Sales Price of each licensed product sold or licensed by the company during the quarter then-ended, for which it also received payment, concurrent with the delivery of the relevant quarterly report.

The company has recorded all consideration related to the costs associated with the maintenance and prosecution of the patents as Patents Fees. The remaining consideration associated with the University agreement is recorded as License Fees. Patent Fees and License Fees are considered a part of Research and Development expenses. Accounts Payable related to cash-based License Fees for the years ended December 31, 2020 and December 31, 2021 were $832,264 and $28,000, respectively. The company recognized $672,223 of License Fees and Stock to be issued for the year ended December 31, 2020, which fully satisfied the equity consideration owed to the University. The equity was issued under a Stock Purchase agreement during 2021. See Note 8 – Stock Owner’s (Deficit) Equity for information related to this stock issuance.

As of December 31, 2021, the Company has not yet begun to commercialize or sublicense any of the licensed technology and therefore does not owe the University any royalties.

Note 5. Accounts Payable and Accrued Expenses

Accrued expenses consist of the following:

	As of
	December 31, 2021	December 31, 2020
Legal and Professional Fees	$65,120	$-
Accrued License Fees – Stevens	28,000	35,000
License Fee Acquisition Costs	-	672,223
Accrued Patent Fees - Stevens	48,431	125,041
Total	$141,551	$832,264

Note 6. Debt

Convertible Notes Payable – BV Advisory Partners, LLC

On March 1, March 14th, and July 9th, 2021, the Company and BV Advisory Partners, LLC (“BV”), a related party shareholder, entered into three various convertible debt agreements for $200,592, $150,000, and $150,000, respectively, for a total $500,592 in the aggregate. The notes all bear interest at a rate of 6% per annum and mature 2 years from the grant date. Accordingly, the Company only received approximately $375,000 in cash proceeds as $125,041 was paid by BV Advisor directly to the University on behalf of the Company, to satisfy the Company’s obligations to reimburse costs incurred under by the terms of the License agreement with the University. See Note 4 – License Agreement – Stevens Institute of Technology.

On March 1, 2021, the Company entered into a Note Purchase Agreement with BV. Under the Note Purchase Agreement, the Company would issue a series of preferred stock in which BV is the lead investor. The Company would receive as consideration at least $2.5 million in gross proceeds excluding the aggregate amounts of notes, simple agreements for future equity, and any other convertible promissory notes or other indebtedness which convert into equity securities issued under the Note Purchase Agreement to BV. Pursuant to the Note Purchase Agreement the Company issued 617,284 shares of common stock to BV Advisory, See Note 8 – Stockholders’ (Deficit) Equity for information related to this stock issuance.

As of December 31, 2021, the Company had total principal outstanding related to the convertible notes payable balance of $500,591 and $0 as of December 31, 2021, and December 31, 2020, respectively. Additionally, the Company accrued interest on the loans of $21,572 and $0 as of December 31, 2021 and December 31, 2020, respectively. As of December 31, 2021, there was $522,164 in total outstanding principal and interest.

The note is convertible into shares of preferred stock at a conversion price of 75% of the per share offering price of a qualified financing event which the agreement defines as “a transaction or series of transactions with the principal purpose of raising capital pursuant to the which the Company issues and sells shares of its preferred stock for aggregate gross proceeds of at least $5,000,000 (excluding all proceeds from the incurrence of indebtedness, including the Notes, that is convertible into such preferred stock, or otherwise canceled in consideration for the issuance of such preferred stock). Management evaluated the accounting guidance for embedded conversion features and determined that the embedded conversion feature requires to be bifurcated under ASC Topic 815 Derivatives and Hedging and therefore, the convertible debt instrument includes accounting for a derivative liability. The Company calculated the fair value of the derivative liability at $677,576 using the Black-Scholes pricing model at the Note Purchase Agreement date. As of December 31, 2021, the Company realized a derivative liability gain of $62,383, reducing the balance of the convertible note derivative liability to $615,192.

Note 7. Contractual Obligations, Commitments and Contingencies

Legal

Periodically, the Company reviews the status of any significant matters that exist and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation. As of December 31, 2021 and 2020 there are no pending claims or litigation that could materially affect the Company results going forward.

Note 8. Stockholders’ (Deficit) Equity

Common Stock

The Company’s Certificate of Incorporation stated on February 18, 2021 provides that the Company is authorized to issue 10,000,000 million shares of Common Stock. Holders of Common Stock are entitled to one vote per share. As of December 31, 2021 and 2020, the Company had shares of common stock outstanding of 6,172,840. As explained in Note 1 on the financial statements, on February 18, 2021, the Board and stockholders of the Company approved the merger of QPhoton, LLC into QPhoton, Inc.

Pursuant to the merger, and because of common control as the sole shareholder in the LLC, during the year ended December 31, 2021, the Company issued 5,000,000 shares of common stock, to a related party, in exchange for 100% of the outstanding membership interest of the LLC. The shares were issued at par value and resulted in $500 in stock-based compensation to be expensed during the year ended December 31, 2021.

During the year ended December 31, 2021, the Company issued 555,556 shares in consideration for the Company’s right to obtain intangible property related to QPhoton, LLC to the University (See Note 4). At the time of transfer, the fair value of the right to obtain the license was determined to have a have a $1.21 per share. As such, the Company expensed the costs of the intangible assets as research in development in the amount of $672,223. As of December 31, 2020, the Company had yet to issue the common stock, as a result, the Company recognized a liability as Stock to be issued in the amount of $672,223 (see Note 4), which was included in the Accounts payable and accrued expenses on the balance sheet.

During the year ended, the Company issued 617,284 shares of common stock to BV Advisory, a related party. The stock was issued under a Stock Purchase Agreement dated as of March 1, 2021 (see Note 6). The stock was valued at $1.21 per share and the Company recognized $746,914, in stock-based compensation costs during the year ended December 31, 2021.

Note 9. Income Taxes

A reconciliation of the statutory U.S. Federal rate to the Company’s effective tax rate is as follows:

	Year Ended December 31,
	2021	2020
Federal income tax benefit at statutory rate	21.00%	21.00%
State income tax, net of federal benefits	5.14%	5.14%
Permanent items	-%	-%
Change in valuation allowance	(26.14)%	(26.14)%
Provision from income taxes	-	-

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2021 and 2020 is as follows:

	Year Ended December 31,
	2021	2020
Income before Income taxes	$(1,409,118)	$(844,552)
Taxes under statutory US tax rates	(295,915)	(177,356)
Increase (decrease) in taxes resulting from:
Increase in valuation allowance	379,405	227,396
State Taxes	(83,490)	(50,040)
Income tax (expense) benefit	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	Year Ended December 31,
	2021	2020
Deferred tax assets
Net Operating Loss Carryforwards	$588,997	$220,724
Total Deferred tax assets	588,997	220,724

Valuation allowance	(588,997)	(220,724)
Net deferred tax assets (liabilities)	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of the deductible temporary difference carryforwards. At this time, based on current facts and circumstances, management believes that is not likely that the Company will realize the benefits for its deferred tax assets, and a valuation allowance has been recorded on the same.

The Company does not have any recorded unrecognized tax benefit for uncertain tax positions as of December 31, 2021 and 2020.

Note 10. Subsequent Events

The Company has completed an evaluation of all subsequent events through May 10, 2022, the date the audit opinion was issued, to ensure that this report includes appropriate disclosure of events both recognized in the December 31, 2021 and 2020 financial statements and events which have occurred but were not recognized in the financial statements.

On February 9, 2022, the Company and Quantum Computing Inc. (“QCI”) entered into a letter agreement (the “Exclusivity Agreement”), pursuant to which the Company agreed to negotiate exclusively with QCI regarding a potential sale of the Company or its assets (or similar transaction) for an initial period of 14 days (the “Initial Period”). On February 18, 2022, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with QCI, which automatically extended the Initial Period by 45 days (the “Second Period”). Pursuant to the Note Purchase Agreement, QCI agreed to purchase from the Company two unsecured promissory notes (each, a “Note”), each in the principal amount of $1,250,000, subject to the terms and conditions of the Note Purchase Agreement. Also on February 18, 2022, pursuant to the terms of the Note Purchase Agreement, QCI purchased the first Note from the Company and loaned the principal amount of $1,250,000 to the Company. On April 1, 2022, pursuant to the terms of the Note Purchase Agreement, QCI purchased the second Note from the Company and loaned the principal amount of $1,250,000 to the Company, which automatically extended the Second Period by an additional 30 days, pursuant to the terms of the Note Purchase Agreement.

The Notes issued under the Note Purchase Agreement provide that the indebtedness evidenced by the applicable Note bears simple interest at the rate of 6% per annum (or 15% per annum during the occurrence of an event of default, as defined in the Notes), and becomes due and payable in full on the earlier of (i) March 1, 2023, subject to extension by one year at the option of the Company, (ii) a change of control (as defined in the Notes) of the Company or (iii) an event of default.

There are no other events of a subsequent nature that in management’s opinion are reportable.